Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results
Fiscal 2022 Revenues: $44.2 billion
Fiscal 2022 EPS: GAAP $11.37, Non-GAAP $12.53
—Record Fiscal Year Revenues and EPS—
—QCT Diversification: Combined Fiscal Year IoT and Automotive Revenues Grew 38% Year-Over-Year—
—QCT Delivered Strong Fiscal Year EBT Growth: 65% Year-Over-Year—
SAN DIEGO - November 2, 2022 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal fourth quarter and year ended September 25, 2022.
“We are pleased to report another strong year, despite the macroeconomic challenges, as we continue to execute our strategy of transforming Qualcomm from a wireless communications company for the mobile industry to a connected processor company for the intelligent edge,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “While our financial outlook is being temporarily impacted by elevated channel inventory, our diversification strategy and long-term opportunities remain unchanged.”
Fourth Quarter Results1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q4 Fiscal 2022	Q4 Fiscal 2021	Change	Q4 Fiscal 2022	Q4 Fiscal 2021	Change
Revenues	$11,396	$9,336	+22%	$11,387	$9,321	+22%
Earnings before taxes (EBT)	$3,470	$3,285	+6%	$4,142	$3,278	+26%
Net income	$2,873	$2,798	+3%	$3,548	$2,916	+22%
Diluted earnings per share (EPS)	$2.54	$2.45	+4%	$3.13	$2.55	+23%
Fiscal 2022 Results1, 2

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Fiscal 2022	Fiscal 2021	Change	Fiscal 2022	Fiscal 2021	Change
Revenues	$44,200	$33,566	+32%	$44,169	$33,467	+32%
EBT	$14,998	$10,274	+46%	$16,598	$11,263	+47%
Net income	$12,936	$9,043	+43%	$14,254	$9,811	+45%
EPS	$11.37	$7.87	+44%	$12.53	$8.54	+47%
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
(2) Fiscal 2022 GAAP results included a $1.1 billion benefit, or $0.97 per share, resulting from the reversal of the accrued fine imposed on us by the European Commission (EC) in fiscal 2018 (2018 EC fine) and the associated accrued interest.

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results	Page 2 of 10
Segment Results
Fourth Quarter

	QCT			QTL
(in millions, except percentages)	Q4 Fiscal 2022	Q4 Fiscal 2021	Change	Q4 Fiscal 2022	Q4 Fiscal 2021	Change
Revenues	$9,904	$7,733	+28%	$1,441	$1,558	(8%)
EBT	$3,386	$2,464	+37%	$989	$1,114	(11%)
EBT as % of revenues	34%	32%	+2 points	69%	72%	-3 points
Fiscal 2022

	QCT			QTL
(in millions, except percentages)	Fiscal 2022	Fiscal 2021	Change	Fiscal 2022	Fiscal 2021	Change
Revenues	$37,677	$27,019	+39%	$6,358	$6,320	+1%
EBT	$12,837	$7,763	+65%	$4,628	$4,627	—
EBT as % of revenues	34%	29%	+5 points	73%	73%	—
QCT Revenue Streams1

	Fourth Quarter			Fiscal
(in millions, except percentages)	2022	2021	Change	2022	2021	Change
Handsets	$6,570	$4,686	+40%	$25,027	$16,830	+49%
RF front-end	992	1,237	(20%)	4,330	4,158	+4%
Automotive	427	270	+58%	1,372	975	+41%
IoT	1,915	1,540	+24%	6,948	5,056	+37%
Total QCT revenues	$9,904	$7,733	+28%	$37,677	$27,019	+39%
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold.
Return of Capital to Stockholders

	Stock Repurchases		Dividends Paid		Total Amount
(in millions, except per share data)	Shares	Amount	Per Share	Amount
Q4 Fiscal 2022	3	$500	$0.75	$841	$1,341
Fiscal 2022	21	$3,129	$2.86	$3,212	$6,341

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results	Page 3 of 10
Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent annual report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
Given the uncertainty caused by the macroeconomic environment, we are updating our guidance for calendar year 2022 3G/4G/5G handset volumes from a year-over-year mid-single-digit percentage decline, to a low double-digit percentage decline.
The rapid deterioration in demand and easing of supply constraints across the semiconductor industry have resulted in elevated channel inventory. Due to these elevated levels, our largest customers are now drawing down on their inventory, negatively impacting the mid-point of our EPS guidance for the first quarter of fiscal 2023 by approximately ($0.80). This is the primary driver of the variance relative to our prior expectations.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q1 FY23 Estimates[1,2]
Revenues	$9.2B - $10.0B
Supplemental Revenue Information
QCT revenues	$7.7B - $8.3B
QTL revenues	$1.45B - $1.65B
GAAP diluted EPS	$1.72- $1.92
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.43)
Less diluted EPS attributable to other items[3]	($0.10)
Non-GAAP diluted EPS	$2.25 - $2.45
(1) Our diluted EPS guidance for the first quarter of fiscal 2023 excludes the impact of the mandatory capitalization and amortization of R&D expenditures required under U.S. Federal income tax law (which is effective for us beginning in fiscal 2023), given the uncertainty surrounding whether the existing law will be delayed or repealed. If the law is not delayed or repealed by the end of our first fiscal quarter, we estimate a tax benefit of approximately $0.10 will be included in our GAAP EPS results for the quarter.
(2) Our outlook does not include provisions for proposed tax law changes (except as otherwise discussed in (1) above), future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(3) Our guidance for diluted EPS attributable to other items for the first quarter of fiscal 2023 is primarily related to acquisition-related items, including the discontinued operations of the Non-Arriver businesses.

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results	Page 4 of 10
Conference Call
Qualcomm’s fourth quarter and fiscal 2022 earnings conference call will be broadcast live on November 2, 2022, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/ immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13733389.

About Qualcomm
Qualcomm is the world’s leading wireless technology innovator and the driving force behind the development, launch and expansion of 5G.  When we connected the phone to the internet, the mobile revolution was born. Today, our foundational technologies enable the mobile ecosystem and are found in every 3G, 4G and 5G smartphone.  We bring the benefits of mobile to new industries, including automotive, the internet of things and computing, and are leading the way to a world where everything and everyone can communicate and interact seamlessly.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our strategy of transforming Qualcomm from a wireless communications company for the mobile industry to a connected processor company for the intelligent edge; the macroeconomic environment; elevated channel inventory levels; our diversification strategy and long-term opportunities; demand and supply conditions; our business outlook; and our estimates and guidance related to revenues, earnings per share (EPS) and global handset shipments. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees, and to operate under a hybrid work model; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; impacts of the COVID-19 pandemic, or any similar health crisis that may arise in the future, and government policies and other measures adopted in response thereto; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Annual Report on Form 10-K for the fiscal year ended September 25, 2022 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results	Page 5 of 10

QUALCOMM Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	September 25, 2022	September 26, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,773	$7,116
Marketable securities	3,609	5,298
Accounts receivable, net	5,643	3,579
Inventories	6,341	3,228
Held for sale assets	733	—
Other current assets	1,625	854
Total current assets	20,724	20,075
Deferred tax assets	1,803	1,591
Property, plant and equipment, net	5,168	4,559
Goodwill	10,508	7,246
Other intangible assets, net	1,882	1,458
Held for sale assets	1,200	—
Other assets	7,729	6,311
Total assets	$49,014	$41,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$3,796	$2,750
Payroll and other benefits related liabilities	1,486	1,531
Unearned revenues	369	612
Short-term debt	1,945	2,044
Held for sale liabilities	581	—
Other current liabilities	3,689	5,014
Total current liabilities	11,866	11,951
Unearned revenues	144	364
Income taxes payable	1,472	1,713
Long-term debt	13,537	13,701
Held for sale liabilities	119	—
Other liabilities	3,863	3,561
Total liabilities	31,001	31,290

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,121 and 1,125 shares issued and outstanding, respectively	195	—
Retained earnings	17,840	9,822
Accumulated other comprehensive (loss) income	(22)	128
Total stockholders’ equity	18,013	9,950
Total liabilities and stockholders’ equity	$49,014	$41,240

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results	Page 6 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Revenues:
Equipment and services	$9,807	$7,632	$37,171	$26,741
Licensing	1,589	1,704	7,029	6,825
Total revenues	11,396	9,336	44,200	33,566
Costs and expenses:
Cost of revenues	4,868	3,937	18,635	14,262
Research and development	2,179	1,878	8,194	7,176
Selling, general and administrative	683	619	2,570	2,339
Other	—	—	(1,059)	—
Total costs and expenses	7,730	6,434	28,340	23,777
Operating income	3,666	2,902	15,860	9,789
Interest expense	(145)	(138)	(490)	(559)
Investment and other (expense) income, net	(51)	521	(372)	1,044
Income from continuing operations before income taxes	3,470	3,285	14,998	10,274
Income tax expense	(547)	(487)	(2,012)	(1,231)
Income from continuing operations	2,923	2,798	12,986	9,043
Discontinued operations, net of income taxes	(50)	—	(50)	—
Net income	$2,873	$2,798	$12,936	$9,043

Basic earnings (loss) per share:
Continuing operations	$2.60	$2.48	$11.56	$7.99
Discontinued operations	(0.04)	—	(0.04)	—
Net income	$2.56	$2.48	$11.52	$7.99
Diluted earnings (loss) per share:
Continuing operations	$2.58	$2.45	$11.41	$7.87
Discontinued operations	(0.04)	—	(0.04)	—
Net income	$2.54	$2.45	$11.37	$7.87
Shares used in per share calculations:
Basic	1,122	1,129	1,123	1,131
Diluted	1,133	1,144	1,137	1,149

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results	Page 7 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Operating Activities:
Net income from continuing operations	$2,923	$2,798	$12,986	$9,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	490	425	1,762	1,582
Income tax provision in excess of (less than) income tax payments	96	113	(138)	(245)
Share-based compensation expense	521	425	2,031	1,663
Net losses (gains) on marketable securities and other investments	58	(515)	432	(1,002)
Impairment losses on marketable securities and other investments	6	9	47	33
Other items, net	(13)	(4)	(54)	(77)
Changes in assets and liabilities:
Accounts receivable, net	(1,850)	(626)	(2,066)	426
Inventories	(936)	(113)	(3,137)	(622)
Other assets	94	(1,688)	(2,266)	(1,649)
Trade accounts payable	88	46	1,036	495
Payroll, benefits and other liabilities	231	286	(1,043)	1,091
Unearned revenues	(92)	(79)	(324)	(202)
Net cash used by operating activities from discontinued operations	(170)	—	(170)	—
Net cash provided by operating activities	1,446	1,077	9,096	10,536
Investing Activities:
Capital expenditures	(634)	(430)	(2,262)	(1,888)
Purchases of debt and equity marketable securities	(145)	(449)	(1,414)	(5,907)
Proceeds from sales and maturities of debt and equity marketable securities	662	1,073	2,622	5,555
Acquisitions and other investments, net of cash acquired	(169)	(93)	(4,912)	(1,377)
Proceeds from other investments	7	86	132	320
Other items, net	(11)	(137)	30	(59)
Net cash (used) provided by investing activities	(290)	50	(5,804)	(3,356)
Financing Activities:
Proceeds from short-term debt	3,935	701	7,000	2,886
Repayment of short-term debt	(3,937)	(700)	(7,003)	(2,885)
Repayment of debt of acquired company	—	—	(349)	—
Proceeds from long-term debt	—	—	1,477	—
Repayment of long-term debt	—	—	(1,540)	—
Proceeds from issuance of common stock	168	173	356	347
Repurchases and retirements of common stock	(500)	(771)	(3,129)	(3,366)
Dividends paid	(841)	(768)	(3,212)	(3,008)
Payments of tax withholdings related to vesting of share-based awards	(15)	(27)	(766)	(737)
Other items, net	(2)	(10)	(30)	(35)
Net cash used by financing activities	(1,192)	(1,402)	(7,196)	(6,798)
Effect of exchange rate changes on cash and cash equivalents	(63)	(8)	(113)	27
Net (decrease) increase in total cash and cash equivalents	(99)	(283)	(4,017)	409
Total cash and cash equivalents at beginning of period (including $522 million classified as held for sale at June 26, 2022)	3,198	7,399	7,116	6,707
Total cash and cash equivalents at end of period (including $326 million classified as held for sale at September 25, 2022)	$3,099	$7,116	$3,099	$7,116

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results	Page 8 of 10

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings.

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results	Page 9 of 10
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[2]
Q4 Fiscal 2022
Revenues	$11,396	$9	$—	$—	$11,387	$9,904	$1,441	$42
Operating income (loss)	3,666	2	(522)	(70)	4,256
EBT	3,470	(30)	(522)	(120)	4,142	3,386	989	(233)
EBT as % of revenues	30%				36%
Net income (loss)	2,873	(24)	(437)	(214)	3,548
Diluted EPS	$2.54	($0.02)	($0.39)	($0.19)	$3.13
Diluted shares	1,133	1,133	1,133	1,133	1,133
Q4 Fiscal 2021
Revenues	$9,336	$15	$—	$—	$9,321	$7,733	$1,558	$30
Operating income (loss)	2,902	5	(429)	(76)	3,402
EBT	3,285	504	(429)	(68)	3,278	2,464	1,114	(300)
EBT as % of revenues	35%				35%
Net income (loss)	2,798	398	(356)	(160)	2,916
Diluted EPS	$2.45	$0.35	($0.31)	($0.14)	$2.55
Diluted shares	1,144	1,144	1,144	1,144	1,144
Fiscal 2022
Revenues	$44,200	$31	$—	$—	$44,169	$37,677	$6,358	$134
Operating income (loss)	15,860	2	(2,061)	852	17,067
EBT	14,998	(279)	(2,061)	740	16,598	12,837	4,628	(867)
EBT as % of revenues	34%				38%
Net income (loss)	12,936	(207)	(1,572)	461	14,254
Diluted EPS	$11.37	($0.18)	($1.38)	$0.41	$12.53
Diluted shares	1,137	1,137	1,137	1,137	1,137
Fiscal 2021
Revenues	$33,566	$45	$—	$54	$33,467	$27,019	$6,320	$128
Operating income (loss)	9,789	22	(1,670)	(335)	11,772
EBT	10,274	916	(1,670)	(235)	11,263	7,763	4,627	(1,127)
EBT as % of revenues	31%				34%
Net income (loss)	9,043	751	(1,235)	(284)	9,811
Diluted EPS	$7.87	$0.65	($1.07)	($0.25)	$8.54
Diluted shares	1,149	1,149	1,149	1,149	1,149
(1) Further details of amounts included in the “Other Items” column for the current period are included at the end of this news release in the sections labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior periods are included in the news release for those periods.
(2) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income (expense) that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2022 Results	Page 10 of 10

Q4 Fiscal 2022 Supplemental Information and Reconciliations
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$4,868	$4	$16	$64	$4,784
Research and development expenses	2,179	—	396	(13)	1,796
Selling, general and administrative expenses	683	3	110	19	551
Other income	—	—	—	—	—
Interest expense	145	—	—	1	144
Investment and other (expense) income, net	(51)	(32)	—	(49)	30
Income tax expense (benefit)	547	(6)	(85)	44	594
Discontinued operations, net of income taxes	(50)	—	—	(50)	—
(1) Other items excluded from Non-GAAP results included $50 million of losses, net of income taxes, from the discontinued operations of the Non-Arriver businesses, as well as $110 million of other acquisition-related charges, a $9 million loss attributable to restructuring-related activities and $1 million of interest expense related to the fine imposed on us by the EC in 2019 (2019 EC fine). Other items excluded from Non-GAAP results also included $32 million of gains driven by the revaluation of our deferred compensation plan liabilities, which decreased operating expenses, offset by corresponding $32 million of losses driven by the revaluation of the associated plan assets, which were included within investment and other (expense) income, net.
(2) At fiscal year end, the quarterly tax provision for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. Tax expense in the “Other Items” column included a $98 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, partially offset by a $43 million benefit to reconcile the tax provision of each column to the total GAAP tax provision for the quarter, a $7 million benefit for the tax effect of acquisition-related charges and a $4 million benefit from the combined effect of other items in EBT.

Fiscal 2022 Supplemental Information and Reconciliations
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$18,635	$15	$61	$195	$18,364
Research and development expenses	8,194	—	1,537	(64)	6,721
Selling, general and administrative expenses	2,570	14	463	76	2,017
Other income	(1,059)	—	—	(1,059)	—
Interest expense	(490)	—	—	46	(536)
Investment and other (expense) income, net	(372)	(281)	—	(158)	67
Income tax expense (benefit)	2,012	(72)	(489)	229	2,344
Discontinued operations, net of income taxes	(50)	—	—	(50)	—
(1) Other items excluded from Non-GAAP results included a $1.1 billion benefit resulting from the reversal of the 2018 EC fine (including a $1.1 billion benefit in other income and a $51 million reduction in interest expense) and a $2 million gain related to a favorable legal settlement, partially offset by $50 million of losses, net of income taxes, from the discontinued operations of the Non-Arriver businesses, as well as $328 million of other acquisition-related charges, a $38 million loss attributable to restructuring-related activities and $5 million of interest expense related to the 2019 EC fine. Other items excluded from Non-GAAP results also included $140 million of gains driven by the revaluation of our deferred compensation plan liabilities, which decreased operating expenses, offset by corresponding $141 million of losses driven by the revaluation of the associated plan assets, which were included within investment and other (expense) income, net.
(2) Tax expense in the “Other Items” column included a $226 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, a $28 million charge related to a foreign tax audit and a $1 million charge from the combined effect of other items in EBT, partially offset by a $26 million benefit for the tax effect of acquisition-related charges.